Exhibit 99.1

CyberSource Corp.		Acquisition of CyberSource
	CYBS	Corporation by Visa Inc Call	Apr. 21, 2010
Company	Ticker	Event Type	Date

MANAGEMENT DISCUSSION SECTION

Operator: Good morning. At this time I would like to welcome everyone to the Visa Conference Call. All participants are in a listen-only mode until the question-and-answer session.

I would now like to turn the conference over to your host, Mr. Jack Carsky, Head of Global Investor Relations. Mr. Carsky, you may begin.

Jack Carsky, Head of Global Investor Relations

Thanks, Jose. Good morning, everyone and thank you for joining us today especially given the early hour. I am joined today by Joseph Saunders, Visa’s Chairman and Chief Executive Officer; Byron Pollitt, Visa’s Chief Financial Officer; and Michael Walsh, CyberSource’s President and Chief Executive Officer. Oliver Jenkyn, Visa’s Global Head of Strategy and Corporate Development is also here and will be available for a Q&A session.

We are delighted to be here today to discuss the acquisition of CyberSource Corporation by Visa. We have provided a presentation for today’s call on both Visa’s and CyberSource’s Investor Relations website, which you can download at any time. We have allocated approximately 30 minutes for this call, during which Joe will provide an overview of the transaction, as well as the strategic rationale behind this. Michael will provide you with an overview of CyberSource’s business and Byron will cover the financial aspect of the transaction. We ll then take time to address any questions you may have.

I would also like to remind you that we do not intend to address our fiscal second quarter earnings results nor any guidance on this conference call. We will cover these topics next Wednesday during our scheduled earnings call.

Before we begin, let me please remind you that this presentation contains forward-looking statements based on current expectations or believes, as well as a number of assumptions about future events and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The audience are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors many of which are outside the control of Visa and CyberSource.

The forward-looking statements in this presentation address a variety of subjects, including, for example, the expected date of closing of the acquisition and the potential benefits of the merger. The following factors among others could cause actual results to differ materially from those described in these forward-looking statements. The risk at CyberSource’s business will not successfully integrate with Visa’s business, costs associated with the merger, matters arising in connection with the party’s efforts to comply with and satisfy applicable regulatory approvals and closing conditions related to the transaction and other events that could negatively impact the completion of the transaction, including industry or economic conditions outside of our control.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to Visa Inc’s overall business including those more fully described in Visa Inc’s filings with the SEC, including its annual report on Form 10-K for the fiscal year ended September 30, 2009 and its quarterly report filed on Form 10-Q for the first quarter of 2010.

And with that, I’ll turn the call over to Joe Saunders, Visa’s Chairman and Chief Executive Officer. Joe?

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CyberSource Corp.		Acquisition of CyberSource
	CYBS	Corporation by Visa Inc Call	Apr. 21, 2010
Company	Ticker	Event Type	Date

Joseph W. Saunders, Chairman and Chief Executive Officer

Thanks, Jack, and thank you all Visa and CyberSource employees, clients and shareholders for joining us. I m very pleased to announce Visa’s intention to acquire all of CyberSource’s outstanding equity for $26 a share. This is an ultra cash transaction to be paid from cash-on-hand. The transaction is about long-term growth; it will strengthen Visa’s leadership and global eCommerce by expanding online payment, fraud and security management capability in a very high growth area. Visa’s excess cash position remains strong even with this transaction, giving us latitude to continue to return excess cash to our shareholders. We expect the transaction to close in the third quarter of 2010, Visa’s fiscal fourth quarter.

It will be subject to customary closing conditions including approval by CyberSource stockholders and required regulatory approvals. The transaction has been approved by the Visa and CyberSource Boards of Directors and does not require a Visa’shareholder vote.

CyberSource has a very strong management team. I’m pleased that CyberSource President and CEO, Michael Walsh will continue to oversee their operations. CyberSource’s Executive Chairman and Founder, William McKiernan will also join Visa. Sorry about that.

With that management team in place, we intend for CyberSource to operate as a wholly owned subsidiary. As soon as the deal closes, we intend to begin to capitalize on the revenue synergies that make this transaction compelling from a growth and strategic point of view including investing in its sales force and product development. Beyond the immediate investment in their global sales force, we have no plans to make any substantive changes to CyberSource’s operations. We will do what is required from a policy and process standpoint to integrate these two public companies.

I want to note, that while a portion of CyberSource’s business isn’t acquiring Visa intends to change that model and add additional value to financial institution acquirers by providing them new business referrals from eCommerce merchants.

Also worth noting, CyberSource today operates globally including in Europe. We are finalizing an agreement with Visa Europe that will enable CyberSource to continue to operate there, also referring business opportunity to European acquirers and their merchant customers. But before I go any further in considering the large number of the analysts and investors who follow these may not be familiar with CyberSource, we thought it would be valuable to provide an overview of the company.

And to do that is Michael Walsh, President and CEO of CyberSource. So I will turn the call over to him. Mike?

Michael A. Walsh, President and Chief Executive Officer

Thanks a lot, Joe. And thank you all for joining us this morning. Over the last 15 years,

CyberSource has built a reputation as a leader in the eCommerce payment space. And together with our merchants and partners, we ve led an evolution from simply providing connectivity to the payment networks to delivering a platform in payment management system. We think of this term as payment management is really innovative and creating an opportunity for the merchant and financial institution communities to achieve new heights in the payment space.

Our businesses really distills down under three major categories. Global Payment Processing, Fraud Management and Payment Security Management. For a global company based in Mountain View, California and we have got meaningful operations in the UK, Tokyo and in Singapore. And we got a blue-chip customer in partner base that approximately 295,000 customers globally,

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CyberSource Corp.		Acquisition of CyberSource
	CYBS	Corporation by Visa Inc Call	Apr. 21, 2010
Company	Ticker	Event Type	Date

roughly 50% of the Dow Jones industrial companies use CyberSource services. And we have got a robust and active channel partner community of about 4700 different partners.

Last year, in 2009 CyberSource processed about $120 billion to our system. And that s about one out of every $4 spent online in the United States. The business model is highly leveraged, as evidenced by a 56% non-GAAP gross margin in Q4 of 2009. And our revenue was highly recurring in nature, more than 90% of our revenue is recurring. We have built a great reputation for reliability, strong security and world-class support and customer satisfaction.

The picture in the slide that conveying the CyberSource payment platform gives you a sense for the ecosystem in which we play and the role that we play in that eCommerce payment world.

At the bottom, we re representing the merchants and some of the considerations that a merchant or a eCommerce solution provider needs to think about when they look at solutions and functional needs in their marketplace.

At the top, we are illustrating the global opportunity that this combination can address.

And in the middle, we are representing the connective tissue that the CyberSource platform brings to the merchant and financial institution communities.

We are very excited about the combination and the opportunity to leverage the Visa brand globally to enhance this platform and improve the merchant experience as well as the financial institution experience in the eCommerce space.

And with that, I will turn it back to Joe.

Joseph W. Saunders, Chairman and Chief Executive Officer

Thanks, Mike. As we presented at our Investor Day in March in order to maintain our long-term growth guidance. We are focused on the six strategic aspirations for 2015. The acquisition of CyberSource is entirely consistent within each one of these aspirations and is completely inline with our strategic direction. So, let me briefly remind you and talk through each.

The first is to accelerate Electronification. CyberSource’s connectivity and functionality will accelerate eCommerce growth benefiting these electronic payments broadly.

Diversified geographically, CyberSource’s key market opportunities are international, specifically Asia and Latin America. This will be a significant focus effective immediately.

Embedded processing, as we said in March, these are much must touches much of each transaction is possible in order to enable the long-term differentiated value of proposition. This acquisition fulfils this aspiration add-on.

On the next two aspirations, new business innovation and differentiating value propositions. The industry leading functionality, merchant relationship what CyberSource brings will enable meaningful innovation of these eCommerce products which will drive merchant and cardholder value.

And of course, finally maximize shareholder value. This is a crucial investment in one of our fastest growing channels and was made to ensure long-term growth in the segment.

As Byron will discuss in a moment, this will drive strong long-term revenue growth to our shareholders. You can see how this transaction has fit with our strategic priority.

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CyberSource Corp.		Acquisition of CyberSource
	CYBS	Corporation by Visa Inc Call	Apr. 21, 2010
Company	Ticker	Event Type	Date

Now, let me discuss for a moment why we believe this particular acquisition will enable us to deliver significant value in growth for Visa. The acquisition of CyberSource will further strengthen Visa’s leadership position in Global eCommerce. Together, our assets and expertise represent a compelling combination that we believe will drive long-term eCommerce growth and therefore Visa value by accelerating the growth excuse me of the eCommerce category increasing the usage of Visa debit, prepaid and credit products for online purchases, driving international expansion of eCommerce adoption through CyberSource by drawing on Visa’s financial institution relationships and global presence. Today the majority of CyberSource’s revenues are generated in the United States leaving tremendous opportunity for global growth.

Expanding the adoption and enhancing the functionality of other Visa eCommerce solutions through tighter integration at the point of sale.

By combining our assets, we can improve the shopping experience for both merchants and consumers by enhancing security, increasing convenience and reducing friction at the checkout leading to more eCommerce transactions. Strategically it also significantly enhances our ability to grow Visa offerings including Rightcliq real time offers and loyalty programs. The combination of all of these will increase payment volume and fee revenue.

Delivering best-in-class fraud management services to merchants to accelerate the adoption of CyberSource solutions and increasing Visa fee income through the adoption of CyberSource’s secured payment, data hosting solutions.

With that in mind, I will turn the conversation over to our CFO, Visa CFO, Byron Pollitt to discuss financial considerations.

Byron H. Pollitt, Chief Financial Officer

Thank you, Joe. The financial considerations of this transaction are relatively straightforward. As Joe mentioned earlier, this is an all-cash deal for CyberSource. The transaction will be financed from available cash balances. As a reminder, Visa has significant cash balances and will generate well over 2 billion in free cash flow in fiscal 2010 and we anticipate that level of free cash flow in 2011 as well.

The premium being paid is approximately 34% over CyberSource’s closing price of April 20 and is very consistent with premiums paid for high growth technology companies. More importantly, we expect the revenue synergies from this strategic investment in our eCommerce business to drive attractive returns to shareholders. As you’d expect, this transaction will create significant goodwill and intangibles requiring amortization. As to the immediate impact on earnings, for Q4 fiscal year 2010, we expect about four to $0.05 dilution and for fiscal year 2011, the transaction should be slightly dilutive.

Our investment pro forma is conservatively neutral regarding fiscal years 2013 and 14, although management fully expects it to be accretive sooner. The anticipated revenue impact will initially focus on gateway, fraud and hosting fees as we drive adoption and usage in the eCommerce space. Further out, we anticipate accelerated revenue contributions based on the compelling combination of synergies for both consumers and merchants that Joe referenced earlier on the call.

Our revenue projections also assume that the current acquiring business will evolve to a referral model consistent with Visa’s business-to-business focus and Visa Europe will work with CyberSource as a service provider through a reseller agreement.

At this time, I think we’re ready for Q&A. Jack?

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CyberSource Corp.		Acquisition of CyberSource
	CYBS	Corporation by Visa Inc Call	Apr. 21, 2010
Company	Ticker	Event Type	Date

Jack Carsky, Investor Relations

Thanks, Byron. Jose, at this time we’re ready to start the Q&A. In the interest of time and to allow as many of you as possible to ask questions, we would ask you to limit yourself to only one question. Thank you.

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CyberSource Corp.		Acquisition of CyberSource
	CYBS	Corporation by Visa Inc Call	Apr. 21, 2010
Company	Ticker	Event Type	Date

QUESTION AND ANSWER SECTION

Operator: Thank you. [Operator Instructions] Your first question comes from Julio Quinteros, Goldman Sachs.

<Q Julio Quinteros>: Great, guys. Good morning. Real quickly on the positioning of the combined business with CyberSource here, we cover the other one on the other side. So just kind of curious in terms of how this helps enhance your position relative to PayPal, because it seems to me like that s from longer-term strategic perspective, that that s something that s been in the back of your minds in terms of positioning. And I guess, relative to that, any potential issues around Hart-Scott-Rodino in getting approval here as we kind of move forward. Thanks.

<A Joseph Saunders>: Well, let’s see. The answer to the first question is, of course, we’re paying attention to what paid well as well as other companies are getting into the eCommerce space and we are obviously concerned that that will have an affect on our market share over a matter of the longer-term period of time. So this well, this is somewhat in reaction to it. It also happens to be consistent with what we think our long-term strategies are to be to grow these, so that answers their question or sense, I believe. but it also it happens that the sense happens to fit in with what we believe is the right direction for Visa to go in. I don t believe that there will be a Hart-Scott-Rodino issue in this transaction. So we re pretty excited about this entirety.

Operator: The next question comes from Adam Frisch, Morgan Stanley.

<Q Adam Frisch>: Thanks, good morning guys and thanks for hosting the call this morning. I don t want to talk about the obvious opportunity in eCommerce, I think that s fairly straightforward. But I wanted to ask you Joe and Mike also and anyone else in the room from the Visa product side is. This platform is also applicable to other channels whether it would be mobile and especially in emerging markets. So when I saw this, this was I thought about eCommerce, but I also thought about Joe what you’re doing or planned to do in emerging market? What this could mean to mobile acceptance at some point going forward? And how this ties in to everything else you re doing, whether it’s Rightcliq or prepaid and all those kind of things. So could you just kind of tell us how this piece fits into that larger puzzle?

<A Joseph Saunders>: Yeah, sure. I’m going to turn a lot of this over to Oliver, who is in charge of strategy. But I will say that we, Adam, we predominately mentioned the mobile collection in our press release. I didn’t mention it in our comments, but it’s an extremely important aspect of the whole transaction. I mean, we see more and more activity going to eCommerce, but it is also a way to fulfill the opportunity in emerging markets as it relates to mobile. Do you want to pick up on that, Oliver?

<A Oliver Jenkyn>: Yeah, sure. Couple of points on mobile, Adam. And the first, as mobile eCommerce continues to grow with the mobile phone as an access vehicle at the Internet, I think the role for gateway and fraud service will continue to proliferate it. And being in the mix in this crucial intersection eCommerce and mobile is exciting for us and so, we can continue to involve with it. In terms of emerging markets, the range of potential roles for mobile as a payment instrument in a point-of-sale device is significant and still evolving as you all know.

However, in almost all scenarios a gateway in this platform is going to be required in some form. So, again having CyberSource’s capabilities to help evolve with and help to shape in emerging market payment is something that s very exciting to us. So it s absolutely part of what we were thinking about when we got into this, and I think, there s a lot of directions that this can go and we are just happy to be having this capability and functionality that shape and evolves with the market.

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CyberSource Corp.		Acquisition of CyberSource
	CYBS	Corporation by Visa Inc Call	Apr. 21, 2010
Company	Ticker	Event Type	Date

<Q Adam Frisch>: How integratable was that is toward, is the technology from CyberSource into VisaNet and everything else you re doing?

<A Joseph Saunders>: Well, very and as you mentioned earlier in your question, it will allow us to fulfill the potential of the Rightcliq of redemptions at the point of sale at loyal eCommerce. There is a number of things that we’ve developed over a lengthy period of time that we’re accounting on to accelerate our growth in eCommerce and having this connection, both the physical connection and the sales connection to the through to the merchants. I think it’s extremely important in allowing these things that Visa has been working on and Visa has developed to reach their full potential. Not to mention not to mention CyberSource, the same for their products and services on the other side. When we put them together, I think it s an exponentially much stronger business proposition.

<A Michael Walsh>: I would just add one thing to Joe, there Adam. I think this gateway capability is a piece of a broader eCommerce strategy that we ve been working on for a long time and we ve been looking at CyberSource for quite a while. This is not only Rightcliq, but also loyalty, real-time coupon and elevating capability. This gives us a lot of stuff that we re really excited about in the eCommerce space. So it plays into a broader strategy, we re excited to be continue to execute against.

<Q Adam Frisch>: Okay, great. Nice job, guys. Congratulations.

<A Joseph Saunders>: Thanks.

Operator: The next question comes from Jason Kupferberg, UBS.

<Q Jason Kupferberg>: Thanks and good morning, guys. So just wanted to follow-up on the comment about how you re going to handle the acquiring business of CyberSource going forward. I understand you re going to evolve the model to more of a referral basis model. I think acquiring was roughly about 30-ish percent of revenue last year for CyberSource. So just wanted to get a rough sense of how we should think about that piece of the revenue base that should go into the out years, here given that you re going to alter the model there? And then just a quick follow-up on back of that. Can you comment on whether this was a competitive bidding situation for CyberSource? Thanks.

<A Joseph Saunders>: Well, okay. So to begin with, we re going to change the model. We are a B2B business financial institution; our primary customers and we re not looking to interfere with that. We ve looked at this acquisition with that in mind. We ve taken it totally into consideration as it relates to financials and the justification for doing the transaction. And we re very, very comfortable with what we re winding up, fundamental environments are little more.

<A>: The investment pro forma that we assembled for this transaction does embody a much more modest role for acquiring as in line with the referral model. And so it s important for you all to realize that, going forward, as we give future guidance on this transaction it will have a much more modest role for acquiring in the revenue projections that will be looking to deliver to drive the returns.

<A>: Yeah, it’s important to note though, this wasn’t just- this just doesn t referral. We think that there is a business model where we with CyberSource can act collaboratively with financial institutions to create a bundle of services for merchants that will be very compelling and so it will serve both of our needs.

Operator: Next question comes from Glenn Greene, Oppenheimer.

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CyberSource Corp.		Acquisition of CyberSource
	CYBS	Corporation by Visa Inc Call	Apr. 21, 2010
Company	Ticker	Event Type	Date

<Q Glenn Greene>: Thank you. Good morning, and congratulations. I guess that the one question I might have would be the build versus buy decision. Was this sort of a situation of CyberSource have the connections, have the customer base. Just trying to understand your sort of rationale, your expenditure that you bring in cash as opposed to the building at yourself or would it just taken to all?

<A>: I think you answered the question, when you asked it. But of course, we looked at it we took a long look at this. We spent a year over a year thinking about this type of a transaction or this business and how we would get into it and what we would do. And frankly, I mean it to be totally transparent in the upfront. We didn’t see any other business that we were interested in acquiring other than CyberSource in this space.

And looking at CyberSource, looking at their business, their volume, their history, their connections for us to run that on our own, the ramp up would have taken in our opinion, way too long.

Operator: The next question comes from Tom Mccrohan, Janney.

<Q Thomas Mccrohan>: Hi, thanks for taking the question. I had a question I guess for Michael and Oliver on the fraud end security side, with CyberSource has such a great legacy reputation and predictability on protecting merchants. What is the combination of Visa’specifically provides as for us the value you can provide now on security and fraud and how you re thinking about that? And how does that layered into pricing going forward? Thanks.

<A Oliver Jenkyn>: Yeah, it is Oliver. We re excited about in terms of the combined fraud capabilities. We have been able to combine the detailed deep merchant specific information that CyberSource would have with the network wide information that Visa has. And so, we ve actually had a partner relationship for a long time between CyberSource and Visa to enhance fraud capabilities in the power of the algorithms.

But what we want to be able to do now is, integrate this much more closely, make it much more real time, and our internal estimates of the predicted power of what we d be able to do with fraud is pretty impressive, how we actually monetize and capture value something we work on, but a lot of what we did in diligence is getting very confident and comfortable with the added predictive power from the combined assets of a deep merchant view with a across network view. So very excited about that, and again it was one of our key synergy calculations when we look at this.

Operator: The next question comes from Gil Luria, Wedbush Securities.

<Q Gil Luria>: Yes, thank you for taking my question. Mike, in addition to what I think you talked about, I mean you had huge ramp for growth, you have the definitive IP on fraud reduction 300,000 was royal customers; it s still a management team. To me it looks like view the shareholders or getting a pretty good deal at $26. Was this a competitive process?

<A Michael Walsh>: Well, I think I ll let Oliver and Joe speak to the competitive process question. But thank you for the compliment, Gil. There was some smiling faces in the room here. As you said, we think we ve built a great platform capability over the years, and we re very very excited about being able to take this to the next level. The Visa global brand is unparalleled in the payment space, and for all the reasons that have been discussed, we re very excited about what we can now do with our platform.

<A Oliver Jenkyn>: Yeah, I d reiterate what Mike said. I think that this is a unique combination of two companies with very special attributes. I don t think that, as I said, just a moment earlier, I don t think there was any other company in this space that we were particularly interested in acquiring. And I think from their point of view, they also looked at us as being the right partner. Having said that, we pay a fair, but competitive price for CyberSource. I don t, I m not embarrassed about what we re paying to acquire the company, and I m sure that they re not embarrassed or I don t believe

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CyberSource Corp.		Acquisition of CyberSource
	CYBS	Corporation by Visa Inc Call	Apr. 21, 2010
Company	Ticker	Event Type	Date

that they re embarrassed about what they re getting. So I think this is one of those transactions where everybody is very satisfied, the best result was achieved.

<Q Gil Luria>: Agreed.

Operator: The next question comes from Craig Maurer, VLSA.

<Q Craig Maurer>: Yeah, good morning. A quick question for Mike. When you look at how you compete in or how will you implement your services in emerging markets. Brazil comes to mind, where you have significant and already established merchant acquiring businesses. I understand that you re going to be moving away from the acquiring side, but just a quick clarification on how you either compete or partner with a business like that in a markets like Brazil?

<A Joseph Saunders>: Well, I can let out all of our, expand on it, but let me begin by telling you, our business model is different in different parts of the world depending on the particular country or economy or region or culture. And so, I don t think that one size that s all would be appropriate. As time marches on in the near future, when we have further conversations, I think we ll be able to expand and embellish on just exactly how we ll use this in different geographies. But obviously you hit on an excellent point that being that we do have connections to merchant businesses in other parts of the world depending on the point that particular economies.

<A Oliver Jenkyn>: Hi, this is Oliver. I just had couple of thoughts. I think during the transaction and the integration, we ll spend a lot of time, Mike and myself and other folks in the leadership team to look market-by-market at what Visa’s assets and relationships are in the market, what CyberSource’s are and then thinking of the best route to market-to-market. So this won t be a cookie cutter approach based on market dynamics, based on CyberSource and Visa’s capabilities. And we ll figure that out over the transition period ahead.

Operator: The next question comes from Robert Dodd, Morgan Keegan.

<Q Robert Dodd>: Hi, guys. Just a quick question from regulatory point, viewpoint. I don t think there s a lot of overlap between here, your two businesses, and how it s in your point of view. But do you expect to have to make commitments to the regulators about keeping systems open to obviously other card and/or making some of your products like Rightcliq for example. Compatible with some of those other brands given CyberSource’s natural share, any comments?

<A Joseph Saunders>: Rob, just by the nature CyberSource’s business, it is open to all brands. This is a getting into this business is now particularly difficult more in that regard from what MasterCard does with MIGS, as an example. As it relates to Rightcliq, Rightcliq has an open wallet. And you can enable a MasterCard or American Express Card or Discover in the Rightcliq wallet. So I mean, we understand what open payment systems should look like in our and I don t think with what we re involved in right now is a regulatory issue.

Now, what we we increase our share in our market by growing a particular part of the market making sure that that embraces the electronic payments. In some cases that benefits other brands, but given our success it we do think that generally help us more than anyone else. And but we ll continue to do that. Competition is, here to say, it s part of the fabric of this industry, and we re not ignoring it. We re embracing it and dealing with it in an appropriate way.

<A Michael Walsh>: Well, David probably we ve time for one more question.

Operator: The last question does come from Meredith Whitney with Meredith Whitney Advisors.

<Q Meredith Whitney>: Oh! Hi, I m sorry, I ve been covering two different conference calls. I just wanted to understand a totally different strategic matter of the deal, could you just get through the

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CyberSource Corp.		Acquisition of CyberSource
	CYBS	Corporation by Visa Inc Call	Apr. 21, 2010
Company	Ticker	Event Type	Date

borne basics of the revenue mechanics in terms of how CyberSource makes money and how you leverage those synergies? Is it a fee-based business, is it commission-based business, who pays CyberSource?

<A Michael Walsh>: Sure, this is Mike. The bulk of our business is transaction based, so we charge per transaction fees for the suite of services that we provide and there are various flavors of that in the acquiring business. It tends to be more of a percentage of the sale, transaction fee and in the gateway business; it s more of a fixed pennies per transaction.

Jack Carsky, Head of Global Investor Relations

Okay. Well, thank you all for joining us today. If anybody has any follow up questions, please feel free to call Investor Relations.

Operator: Thank you for your participation in today s conference call. The call has concluded. You may go ahead and disconnect at this time.

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